UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2009

FANSTEEL INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8676	36-1058780

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

570 Lake Cook Road, Suite 200,
Deerfield, Illinois 60015

(Address of Principal Executive Offices,
including Zip Code)

(847) 689-4900
(Registrant's telephone number,
including area code)

N/A
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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOITMENT OF CERTAIN OFFICERS; COMPENSATTORY ARRANGEMENTS OF CERTAIN OFFICERS.

5.02 (b)

Mr. Earl F. White is appointed Vice President and Chief Financial Officer of Fansteel Inc. effective March 4, 2009 at the discretion of the Board with no specific term.  Mr. White is 54 years old and has no family relationship with any director or executive officer of the Company.  Mr. White joined the Company on November 16, 2008 and posses 21 years of senior financial leadership experience.  Mr. White’s previous experience includes 10 years with Enduro Systems, Inc., including Division Controller and his final role as CFO.  Mr. White’s base salary is $130,000 per annum and is eligible to participate in the Company’s existing management incentive program and standard benefit programs.  Mr. White has not entered into any transactions with related parties of the registrant.

Mr. Robert R. Compernolle, interim Vice President and Chief Financial Officer, continues with the Company and has been appointed Corporate Controller.  Mr. Compernolle is 55 years old and has no family relationship with any director of executive officer of the Company.  Mr. Compernolle has been with the Company since 1982 and since November 1, 2008 has served as interim Vice President and Chief Financial Officer.  Prior to his most recent position and for more than the previous 5 years, Mr. Compernolle served as Director of Tax and Audit.  Mr. Compernolle has not entered into any transactions with related parties of the registrant.

ITEM 8.01. OTHER EVENTS.

8.01 (a)

On March 3, 2009, the Company and J.P. Morgan Asset Management (agent for the Pension Benefit Guarantee Corporation, herein after PBGC) entered into a Note Modification Agreement to the Promissory Note dated January 23, 2004.  The Note Modification Agreement extends the payment date for the January 23, 2009 payment to April 23, 2009.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

d) Exhibits

Exhibit No.	Description

99.1	Note Modification Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FANSTEEL INC.
(Registrant)

Date: March 6, 2009	By:	/s/ Curtis J. Zamec, II
Name: Curtis J. Zamec II
Title: Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Note Modification Agreement

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